Exhibit 4.3

ARTICLES OF MERGER
OF SKYLINK AMERICA INCORPORATED
AND
SKAI INC.

The undersigned, duly authorized officers of their respective corporations, pursuant to § 10-2A-143 of the Alabama Business Corporation Act and § 5.04 of the Texas Business Corporation Act, hereby execute the following Articles of Merger on behalf of their respective corporations:

I.     Names of Corporations

The names of the corporations proposing to merge are Skylink America Incorporated, an Alabama corporation ("Skylink") and SKAI Inc., a subsidiary of Skylink and a Texas corporation ("SKAI").

II.     Agreement of Merger

Skylink shall be merged into SKAI, and SKAI shall be the surviving corporation, in accordance with the provisions of the Agreement and Plan of Merger (the "Agreement"), attached hereto as Exhibit "A" and by this reference incorporated herein. The "Effective Date" of the Agreement shall be the date on which the Secretary of State of Alabama and the Secretary of State of Texas issue a Certificate of Merger evidencing the merger of Skylink into SKAI. As of the Effective Date of the Agreement, the name of the surviving corporation shall be changed to Skylink America Incorporated.

III.     Approval of Agreements

A.    On September 28, 1989, the date on which the shareholders of Skylink approved the Agreement, there were 4,048,781 shares of Skylink's common stock issued and outstanding and entitled to vote on the Agreement. Of those shares, 3,121,737 voted "FOR" and 2,459 voted "AGAINST" the Agreement.

B.    On September 28, 1989, the date on which the sole shareholder of SKAI approved the Agreement, there were 100 shares of SKAI's common stock issued and outstanding and entitled to vote on the Agreement. Of those shares, 100 voted "FOR" and 0 voted "AGAINST" the Agreement.

IV.     Incorporation

The Articles of Incorporation of Skylink are filed in Baldwin County, Alabama.

V.     Authorization

The approval of the Agreement was duly authorized by all action required by the laws under which it was incorporated or organized and by its constituent documents.

IN WITNESS WHEREOF, each of the corporations has caused these Articles of Merger to be executed in their respective names by their respective duly authorized officers on the 28th day of September, 1989.

SKYLINK AMERICA INCORPORATED By : /s/ Edward R. McMurphy Edward R. McMurphy President and Chief Executive Officer

Attest:

/s/ R. Clark Sledge
R. Clark Sledge
Secretary

[Corporate Seal]

VERIFICATION

STATE OF TEXAS

COUNTY OF DALLAS

Before me, the undersigned authority in and for said county and state, personally appeared Edward R. McMurphy and R. Clark Sledge who being by me first duly sworn, did depose and say that they are the President and Secretary, respectively, of Skylink America Incorporated and that the foregoing statements in this Articles of Merger are true, full and correct.

/s/ Edward R. McMurphy
Edward R. McMurphy, President

Subscribed and sworn to before me on the 28th day of September, 1989.

IN WITNESS WHEREOF, I hereunto subscribe my name and attach to the seal of my office.

/s/ Jane Wagner
Notary Public

[SEAL]

(Signatures continued on next page)

SKAI INC.

By: /s/ Edward R. McMurphy
Edward R. McMurphy
President and Chief
Executive Officer

Attest:

/s/ R. Clark Sledge
R. Clark Sledge
Secretary

[Corporate Seal]

VERIFICATION

STATE OF TEXAS

COUNTY OF DALLAS

Before me, the undersigned authority in and for said county and state, personally appeared Edward R. McMurphy and R. Clark Sledge who being by me first duly sworn, did depose and say that they are the President and Secretary, respectively, of SKAI Inc. and that the foregoing statements in this Articles of Merger are true, full and correct.

/s/ Edward R. McMurphy
Edward R. McMurphy, President

Subscribed and sworn to before me on the 28th day of September, 1989.

IN WITNESS WHEREOF, I hereunto subscribe my name and attach to the seal of my office.

/s/ Jane S. Wagner
Notary Public
[SEAL]

EXHIBIT "A"

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of August 25, 1989, by and between SKYLINK AMERICA INCORPORATED, an Alabama corporation (herein called the “Alabama Company”), and SKAI INC., a Texas corporation duly (herein called the “Texas Company”), said companies being herein sometimes referred to as the “Constituent Companies.”

WHEREAS, the Alabama Company is a corporation duly organized and existing under the laws of the State of Alabama, having been organized thereunder on April 29, 1983. The Texas Company is a corporation duly organized and existing under the laws of the State of Texas, having been incorporated thereunder on August 23, 1989.

WHEREAS, the authorized capital of the Alabama Company consists of 10,000,000 shares of Common Stock, par value $.01 per share, of which 4,211,230 shares are now issued and outstanding. The authorized capitalization of the Texas Company consists of 10,000,000 shares of Common Stock, par value $.01 per share, of which 100 shares are now issued, outstanding and owned by the Alabama Company.

WHEREAS, the Board of Directors of the Alabama Company and the Board of Directors of the Texas Company deem it to be for the benefit and advantage of each of the companies and their respective stockholders that the companies merge under and pursuant to the provisions of Section 10-2A-146 of the Alabama Business Corporation Act and Section 5.07 of the Texas Business Corporation Act, and the Board of Directors of each of the Constituent Companies, by resolution duly adopted, has approved this Agreement and Plan of Merger (sometimes herein called the “Agreement”) and a majority of the Directors of each has duly authorized the execution of the same and each of the Boards of Directors has directed that the Agreement be submitted to a vote of the respective stockholders of the Alabama Company and the Texas Company entitled to vote thereon (namely, all of the stockholders of each) at stockholders meetings called separately for the purpose, among others, of considering approval of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, the parties hereto agree that in accordance with the provisions of Section 10-2A-146 of the Alabama Business Corporation Act and Section 5.07 of the Texas Business Corporation Act, the Alabama Company shall be merged with and into the Texas Company, and that the terms and conditions of such merger and the mode of carrying it into effect are, and shall be, as herein set forth.

ARTICLE I

Except as herein specifically set forth, the corporate existence of the Texas Company, with all its purposes, powers and objects, shall continue in effect and unimpaired by the merger, and the corporate identity and existence, with all the purposes, powers, and objects of the Alabama Company, shall be merged into the Texas Company and the Texas Company, as the company surviving the merger, shall be fully vested therewith. The separate existence and corporate organization of the Alabama Company shall cease as soon as the merger shall become effective as herein provided, and thereupon the Alabama Company and the Texas Company shall be a single company, to wit, the Texas Company (hereinafter sometimes referred to as the "Surviving Company"). This Agreement shall continue in effect and the merger shall become effective only if the Agreement is adopted by the stockholders of the Constituent Companies as provided in Article X hereof. Upon such adoption, that fact shall be certified upon the Agreement by the Secretary or Assistant Secretary of each of the Constituent Companies, under the seal thereon. Thereupon, under Section 5.04 of the Texas Business Corporation Act, Articles of Merger shall be filed in the office of the Secretary of State of Texas, and under Section 10-2A-143 of the Alabama Business Corporation Act, Articles of Merger shall be filed with the Secretary of State of Alabama. The merger shall become effective on the date on which a Certificate of Merger is issued by the Secretary of State of Texas and the Secretary of State of Alabama.

ARTICLE II

Upon the effective date of the merger, the Articles of Incorporation of the Texas Company shall be the Articles of Incorporation of the Surviving Company; except that upon effectiveness of the merger, the name of the Surviving Company shall be changed to "Skylink America Incorporated." Such Articles of Incorporation are made a part of this Agreement with the same force and effect as if set forth in full.

ARTICLE III

Upon the effective date of the merger, the Bylaws of the Texas Company shall be the Bylaws of the Surviving Company until the same shall thereafter be altered, amended, or repealed in accordance with the law, the Articles of Incorporation, and such Bylaws.

ARTICLE IV

On the effective date of the merger, the Surviving Company shall continue in existence and, without further transfer, succeed to and possess all of the rights, privileges, and purposes of each of the Constituent Companies; and all o f the property, real and personal, including subscriptions to shares, causes of action and every other asset of each of the Constituent Companies, shall vest in the Surviving Company without further act or deed; and the Surviving Company shall be liable for all of the liabilities, obligations and penalties of each of the Constituent Companies. No liability or obligation due or to become due, claim or demand for any cause existing against ether Constituent Company, or any stockholder, officer, director or employee thereof, shall be released or impaired by such merger. No action or proceeding, whether civil or criminal, then pending by or against either Constituent Company or any stockholder, officer, director or employee thereof shall abate or be discontinued by such merger, but may be enforced, prosecuted, defended, settled or compromised as if such merger had not occurred and the Surviving Company may be substituted in any action or proceeding in place of either Constituent Company.

If at any time the Surviving Company shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Company the title to any property or rights of the Constituent Companies, or otherwise to carry out the provisions hereof, the proper officers and directors of the Constituent Companies, as of the effective date of the merger, shall execute and deliver any and all proper deeds, assignments and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to such property or rights in the Surviving Company, and otherwise to carry out the provisions hereof.

ARTICLE V

The number of shares of stock which the Surviving Company shall have authority to issue shall be 10,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share.

ARTICLE VI

Upon the effective date of the merger, each issued and outstanding share of Common Stock of the Alabama Company, $.01 par value, shall be and become converted into one fully paid and nonassessable share of Common Stock, $.01 par value, of the Surviving Company. Outstanding certificates representing shares of Common Stock of the Alabama Company shall thenceforth represent the same number of shares of Common Stock of the Surviving Company, and the holder thereof shall be entitled to precisely the same rights he would enjoy if he held certificates issued by the Surviving Company. Upon the surrender of any such certificate to the Surviving Company at the office of its transfer agent, the transferee or other holder of the certificates surrendered shall receive in exchange therefor a certificate or certificates of the Surviving Company. Upon the effective date of the merger, each outstanding option or right to purchase or otherwise acquire shares of Common Stock of the

Alabama Company shall be converted, forthwith upon the merger becoming effective, into and become an option or right to purchase or otherwise acquire the same number of shares of Common Stock of the Surviving Company on the same terms and conditions, and, in connection therewith, the same number of shares of Common Stock of the Surviving Company shall be reserved for issuance by the Surviving Company as were reserved by the Alabama Company immediately prior to the merger.

ARTICLE VII

Upon the consummation of the merger, the shares of Common Stock, par value $.01 per share, of the Texas Company which shall be outstanding immediately prior to the effective date of the merger, shall be cancelled and retired.

ARTICLE VIII

The officers and directors of the Alabama Company immediately prior to the effective date of the merger shall serve as the officers and directors of the Surviving Company, until their successors shall have been elected and shall qualify or as otherwise provided in the Bylaws of the Surviving Company.

If, on or after the effective date of the merger, a vacancy shall exist in the Board of Directors of the Surviving Company, or in any of the offices specified above, such vacancy may be filled in the manner provided in the Bylaws of the Surviving Company,

ARTICLE IX

All corporate acts, plans, policies, approvals and authorizations of the Alabama Company, its stockholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective date of the merger, shall be taken for all purposes as the acts, plans, policies, approvals and authorizations of the Surviving Company and shall be as effective and binding thereon as they were on the Alabama Company. Without limiting the foregoing, all stock option, stock purchase and profit sharing plans of the Alabama Company, all as amended and in effect immediately prior to the merger becoming effective, and any and all outstanding options and rights thereunder, shall be continued by the Surviving Company, which shall be substituted for the Alabama Company. Such merger shall not, in itself, effect any other change in such plans, options or rights. The employees of the Alabama Company shall become the employees of the Surviving Company and continue to be entitled to the same rights and benefits they enjoyed as employees of the Alabama Company. It is intended that the transaction described herein qualifies as a reorganization within the definition of Clause (F) of Section 368(a)(l) of the Internal Revenue Code of 1986, as amended.

ARTICLE X

This Agreement shall be submitted to the stockholders of each of the Constituent Companies as provided by the applicable laws of the States of Alabama and Texas. There shall be required for the adoption of this Agreement by (1) the Alabama Company, the affirmative vote of the holders of at least two-thirds of the capital stock outstanding; and by (2) the Texas Company, the affirmative vote of the holders of at least a majority of the capital stock outstanding.

ARTICLE XI

The Surviving Company hereby agrees that it may be served with process in the State of Alabama in any proceeding for enforcement of any obligation of the Alabama Company as well as for enforcement of any obligation resulting from the merger, including any proceeding for the enforcement of the rights of a dissenting stockholder of the Alabama Company against the Surviving Company, and hereby irrevocably appoints the Secretary of State of the State of Alabama as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Alabama is Skylink America Incorporated, 2415 West Northwest Highway, Suite 103, Dallas, Texas 75220, Attention: Edward R, McMurphy, President.

ARTICLE XII

The Texas Company shall promptly pay to the dissenting stockholders of the Alabama Company the amount, if any, to which they shall be entitled under the provisions of the Alabama Business Corporation Act with respect to the rights of dissenting stockholders, provided the Agreement is approved by the stockholders of the Constituent Companies and further provided the Agreement and merger are not terminated and abandoned prior to the merger becoming effective.

ARTICLE XIII

This Agreement and the merger may be terminated and abandoned by resolution of the Board of Directors of the Alabama Company prior to the merger becoming effective and whether before or after approval by the shareholders of the Alabama Company. In the event of the termination and the abandonment of this Agreement and the merger pursuant to the foregoing provision of this ARTICLE XIII, this Agreement shall become void and of no further effect without any liability on the part of either of the Constituent Companies or its stockholders or the directors or officers in respect thereto.

ARTICLE XIV

This Agreement and Plan of Merger may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, each party to this Agreement and Plan of Merger, pursuant to authority duly given by its respective Board of Directors, has caused these presents to be executed on its behalf by its President and Chief Executive Officer, and its corporate seal to be hereunto affixed and attested to by its Secretary as of the day and year first hereinabove written.

ATTEST :	SKYLINK AMERICA INCORPORATED, an Alabama Corporation
/s/ R. Clark Sledge
R. Clark Sledge
Secretary	By: /s/ Edward R. McMurphy
Edward R. McMurphy President and Chief Executive Officer

"Alabama Company"

Attest:	SKAI INC., a Texas Corporation

/s/ R. Clark Sledge
R. Clark Sledge
Secretary	By: /s/ Edward R. McMurphy Edward R. McMurphy President and Chief Executive Officer
"Texas Company"